March 29, 2002


TANAKA Funds, Inc.
230 Park Avenue, Suite 960
New York, New York 10169

Ladies and Gentlemen:

     A legal  opinion of this firm was filed with  Post-Effective  Amendment
No. 2 (the "Legal Opinion") to your Registration Statement filed with the Securities and Exchange Commission on Form N-1A covering Class A, Class B and Class R shares of the Funds. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                         Sincerely,
                                       /s/

                         Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC




cc:      Thompson Hine, LLP
         Attn: Donald S. Mendelsohn